Exhibit 99.1

For Immediate Release

TETRA TECHNOLOGIES, INC.

REPORTS FIRST QUARTER 2008 RESULTS

May 12, 2008 (The Woodlands, Texas), TETRA Technologies, Inc. (TETRA or the Company) (NYSE:TTI) today announced first quarter 2008 results of $0.10 per share. The $0.10 per share compares to $0.27 per share reported in the first quarter of 2007. The 2008 first quarter earnings are consistent with and slightly above the estimated earnings reflected in the directional earnings guidance graph included in the April 7 press release, for all business segments. All financial data in the text portion of this release are before discontinued operations, and all per share amounts are fully diluted.

Consolidated revenues for the quarter ended March 31, 2008 were $225,156,000 versus $243,596,000 in the first quarter of 2007. Total gross profit was $42,047,000 in the first quarter of 2008 versus $57,465,000 in the first quarter of 2007. Income before discontinued operations was $7,354,000 in the first quarter of 2008 and $20,347,000 in the comparable period of 2007. Net income was $6,687,000 in 2008’s first quarter versus $20,662,000 in 2007’s first quarter.

Consolidated results per share from continuing operations for the first quarter of 2008 were earnings of $0.10 with 75,463,000 weighted average diluted common shares outstanding versus $0.27 with 75,091,000 weighted average diluted common shares outstanding in the first quarter of 2007.

Divisional pretax earnings from continuing operations in the first quarter of 2008 versus the first quarter of 2007 were: Fluids Division – $6,841,000 in 1Q 2008 and $7,947,000 in 1Q 2007; Well Abandonment & Decommissioning Services (WA&D Services) – a loss of $4,103,000 in 1Q 2008 and earnings of $11,041,000 in 1Q 2007; Maritech – $7,374,000 in 1Q 2008 and $11,128,000 in 1Q 2007; and, Production Enhancement Division – $15,372,000 in 1Q 2008 and $11,458,000 in 1Q 2007.

Financial data relating to net income, as well as discontinued operations, are available in the accompanying financial table in this press release.

Geoffrey M. Hertel, President and Chief Executive Officer, stated, “Our aggregate first quarter earnings would have been in line with our original earnings guidance range, if not for the effects of the weather related shortfall in Well Abandonment & Decommissioning (WA&D) Services. In the seasonally weak first quarter, any weather problems can turn a modest profit into a modest loss in WA&D Services. This happened in 2008’s first quarter, and as a result, our first quarter earnings were approximately $0.07 less than what we planned in our original guidance range. We previously disclosed that weather had negatively affected our WA&D Services during the first quarter on April 7, when we modified our segment guidance. The actual earnings for all business areas, including WA&D Services, were slightly better than those reflected in the directional earnings guidance graph included in the April 7 press release.

“First quarter results were not expected to make or break our earnings for the entire 2008 fiscal year. However, the final three quarters of 2008 are each very important. Dramatic sequential improvement is expected to begin in the current, second quarter. Drivers for this anticipated improvement include: in WA&D Services, expected increases in activity, particularly in heavy-lift and diving; in Maritech, increasing production and projected higher prices; in Fluids, the seasonal impact of TCE; and, in Production Enhancement, expected increasing activity in testing. It should be noted that we are not allowed to project any estimates for Compressco.

“We are all aware that over the last nine months, TETRA has had to overcome a number of obstacles, including: dramatically reduced earnings in Fluids, primarily due to a contract termination and lack of inventory gains which occurred in 2006; a $20 million annualized earnings drop in Maritech associated with differing hedge prices in 2006 and 2007; and finally, our over-aggressive attempt to offset the first two items by trying to triple the size of WA&D Services (causing numerous operational issues). In the second quarter of 2008, we do not believe that any of these previously experienced problems will cause year-to-year earnings shortfalls. Because of our new Chemtura Agreements, the costs of our fluids should begin to decline. Maritech’s current hedged prices are equal to or slightly better than those experienced in 2007. Finally, we believe that most, if not all, of our operational issues in WA&D Services have been eliminated. Couple this with continuing improvement in our Production Enhancement Division, and we should begin to show dramatic sequential earnings growth in the second quarter of 2008.

“Specifically, in Fluids, we anticipate that second quarter 2008 earnings should be the best that we will have reported since the second quarter of 2007 and could even surpass each quarter since 2006. Similarly, in WA&D Services, the second quarter should equal or surpass each quarter since the second quarter of 2007, and could surpass each quarter reported since 2006. In Maritech, it is anticipated that earnings will equal or surpass every quarter since the first quarter of 2007 and could even exceed the exceptional fourth quarter of 2006 (when large volumes of natural gas were hedged at $10.46/MCF). We expect second quarter earnings in Production Enhancement to continue to set sequential and all-time earnings records.

“The foregoing is not intended to describe a high-water earnings level for TETRA, where all factors align in a positive manner. To the contrary, we believe that third quarter 2008 earnings in all of our business segments should improve again over the current second quarter levels. What we do hope to show in the next two quarters is the beginning of a dramatic improvement in our bottom line earnings,” concluded Hertel.

TETRA is an oil and gas services company, including an integrated calcium chloride and brominated products manufacturing operation that supplies feedstocks to energy markets, as well as other markets.

This press release includes certain statements that are deemed to be forward-looking statements. These forward-looking statements include statements concerning financial guidance, estimated earnings, earnings per share, expected results of operational business segments for 2008 and other statements regarding our beliefs, expectations, plans, goals, future events and performance and other statements that are not purely historical. These forward-looking statements are based on certain assumptions and analyses made by the Company in light of its experience and its perception of historical trends, current conditions, expected future developments and other factors it believes are appropriate in the circumstances. Such statements are subject to a number of risks and uncertainties, many of which are beyond the control of the Company. Investors are cautioned that any such statements are not guarantees of future performances or results and that actual results or developments may differ materially from those projected in the forward-looking statements. Some of the factors that could affect actual results are described in the section titled “Certain Business Risks” contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007, as well as other risks identified from time to time in its reports on Form 10-Q and Form 8-K filed with the Securities and Exchange Commission.

Contact:

TETRA Technologies, Inc., The Woodlands, Texas

Geoffrey M. Hertel, 281/367-1983

Fax: 281/364-4346

www.tetratec.com

	Three Months Ended March 31,
	2008	2007
	(In Thousands, Except Per Share Amounts)
Revenues
Fluids Division	$67,184	$73,111
WA&D Division
WA&D Services	51,166	88,844
Maritech	57,519	49,308
Intersegment eliminations	(3,145)	(6,874)
WA&D Division total	105,540	131,278
Production Enhancement Division	52,577	39,279
Eliminations and other	(145)	(72)
Total revenues	225,156	243,596

Gross profit
Fluids Division	13,257	14,707
WA&D Division
WA&D Services	(7)	14,881
Maritech	9,045	11,354
Intersegment eliminations	243	1,574
WA&D Division total	9,281	27,809
Production Enhancement Division	20,119	15,236
Eliminations and other	(610)	(287)
Total gross profit	42,047	57,465

General and administrative expense	25,099	23,551
Operating income	16,948	33,914

Interest expense, net	4,433	3,903
Other expense (income)	1,183	(1,250)
**Income before taxes and discontinued operations (A)	11,332	31,261

Provision for income taxes	3,978	10,914
Income before discontinued operations	7,354	20,347
Discontinued operations:
Income (loss) from discontinued operations, net of taxes (A)	(667)	315

Net income	$6,687	$20,662

	Three Months Ended March 31,
	2008	2007
**Income before taxes and discontinued operations	(In Thousands, Except Per Share Amounts)
Fluids Division	6,841	7,947
WA&D Division
WA&D Services	(4,103)	11,041
Maritech	7,374	11,128
Intersegment eliminations	243	1,574
WA&D Division total	3,514	23,743
Production Enhancement Division	15,372	11,458
Corporate overhead (includes interest)	(14,395)	(11,887)
Total	11,332	31,261

	Three Months Ended March 31,
	2008	2007
	(In Thousands, Except Per Share Amounts)
Basic per share information:
Income before discontinued operations	$0.10	$0.28
Income (loss) from discontinued operations	(0.01)	0.01
Net income	$0.09	$0.29

Weighted average shares outstanding	74,187	72,404

Diluted per share information:
Income before discontinued operations	$0.10	$0.27
Income (loss) from discontinued operations	(0.01)	0.01
Net income	$0.09	$0.28

Weighted average shares outstanding	75,463	75,091

Depreciation, depletion and amortization (B)	$37,889	$29,416

(A) Information presented for each period reflects TETRA’s Process Services, Venezuelan fluids and testing operations as discontinued operations.

(B) DD&A information for 2007 includes oil and gas dry hole costs and property impairments under successful efforts accounting.

Balance Sheet	March 31, 2008	December 31, 2007
	(In Thousands)
Cash	$4,401	$26,051
Accounts receivable, net	197,062	215,284
Inventories	125,013	118,502
Other current assets	67,546	63,654
PP&E, net	740,744	696,391
Other assets	178,098	175,654
Total assets	$1,312,864	$1,295,536

Current liabilities	$256,621	$242,050
Long-term debt	361,750	358,024
Other long-term liabilities	254,696	247,543
Equity	439,797	447,919
Total liabilities and equity	$1,312,864	$1,295,536

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